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                                                                   EXHIBIT 10.11

                           FIRST AMENDMENT TO LEASE


          THIS FIRST AMENDMENT TO LEASE (this "AMENDMENT"), dated as of the 3rd day OF March 1998, is entered into by and between ZORO, LLC, a California limited liability company ("Landlord"), FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Tenant"). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

          THE PARTIES ENTER into this Amendment on the basis of the following facts, understandings and intentions:

          A. Landlord and Tenant entered into that certain Lease dated January 26, 1998 (the "Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises more particularly described therein (the "Premises"), located in the second floor of the building owned by Landlord at 650 Townsend Street, San Francisco, California (the "Building").

          B. Landlord and Tenant desire to amend the Lease to provide for the construction and installation of the Tenant Auxiliary and Emergency Power Facility (the "Facility") to serve Tenant and another tenant of the Building, Ziff-Davis Inc. ("ZD") (collectively the "Phase One Tenants"), and to provide for expansion of the Facility at the request of Landlord.

          NOW, THEREFORE, based on the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1.   Tenant Auxiliary and Emergency Power Facility.  Landlord acknowledges
          ---------------------------------------------
that it has been unable to reach agreement with the Auxiliary Power Provider for the construction and installation of the Shared Auxiliary and Emergency Power Facility contemplated by Section 6.3(b) of the Lease. Landlord hereby designates the location described in Exhibit A to this First Amendment as the location designated by Landlord under Section 6.3(b) of the Lease as the location in the Building where Tenant may construct the

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Facility (the "Approved Auxiliary and Emergency Power Facility Location"),
subject to the conditions of this Amendment. Tenant hereby accepts and approves of the Approved Auxiliary and Emergency Power Facility Location and agrees to construct and install thereon, subject to the approval of Landlord as provided in Paragraph 3 of this First Amendment, at Tenant's sole cost and expense, subject to reimbursement as provided in Paragraph 4 of this First Amendment, the following:

                (i) an emergency generator providing 1,000 kilowatts of power (the "Phase One Generator"), (ii) supplemental chiller equipment with the capacity of 400 tons of cooling (the "Phase One Chiller"), and (iii) related conduit, cabling and infrastructure to accommodate the Phase One Generator and Phase One Chiller (hereinafter, collectively "Phase One").

     2.   TRANSFORMER AND FUEL TANK. Landlord will cause to be constructed and
          -------------------------
installed, at Landlord's sole cost and expense, subject to reimbursement as provided in Paragraph 4 hereof, (i) a transformer and related equipment to distribute the electrical power generated by the Phase One Generator (the "Transformer"), and (ii) an above ground, shared fuel tank (the "Fuel Tank") to support the Facility, of a size not less than that required to met the Phase One requirements, in the location noted for such fuel tank in the Approved Auxiliary and Emergency Power Facility Location. Landlord shall coordinate such construction and installation with Tenant's contractor.

     3.   APPROVAL OF PLANS AND SPECIFICATIONS. Tenant's contractor for the
          ------------------------------------
installation and construction of the Facility shall be selected by Tenant and approved by Landlord in accordance with Section 9.1(b) of the Lease, and Tenant's plans and specifications with respect to the work shall be prepared by Tenant, with the advice and consultation of Landlord's consultants, and submitted to Landlord for Landlord's approval in accordance with Section 9.2 of the Lease. Tenant agrees to design the Facility to the following capacities, notwithstanding that users for such capacity may not be operating in the Building and have a demand for such auxiliary and emergency power services as of the date hereof.
                                             Phase One    Phase Two   Total

               (i)   Emergency Generator     1,000 kw     1,250 kw    2,250kw
               (ii)  Chiller                 400 tons     200 tons    600 tons

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               and otherwise in accordance with Paragraph 1 of this First
               Amendment.

     4.   ALLOCATION AND RESPONSIBILITY FOR COST.
          --------------------------------------

          (a)  Oversizing. Landlord will reimburse Tenant, following lien free
               ----------
completion of the Facility, for the incremental additional cost associated with the design and construction of the Facility over and above the Phase One capacities described in Paragraph 1 above. The incremental cost shall be initially determined by Tenant, and shall be limited to Tenant's actual out-of-pocket costs of design and installation, and construction, and documentation in support of such charges shall be submitted to Landlord in reasonably sufficient detail to enable Landlord to review Tenant's determination and calculation of such incremental costs. Any dispute between the parties shall be resolved as described in paragraph 8 ("Arbitration").

          (b)  Transformer. Tenant will reimburse Landlord, following lien free
               -----------
completion of the Transformer, for the actual out-of-pocket costs of design, acquisition and installation of the Transformer. The actual costs with respect thereto be shall initially determined by Landlord, and documentation in support of such charges shall be submitted to Tenant in reasonably sufficient detail to enable Tenant to review Landlord's determination and calculation of such costs. Any dispute between the parties shall be resolved by Arbitration.

          (c)  Fuel Tank. Tenant shall reimburse Landlord, following lien free
               ---------
completion of the Fuel Tank, for the actual out-of-pocket costs of design, construction and installation of a 10,000 gallon capacity Fuel Tank (the "Base Fuel Tank Cost"), with the incremental cost in excess of the Base Fuel Tank Cost (the "Incremental Tank Cost") being borne by Landlord. The Base Fuel Tank Cost and the Incremental Tank Cost shall be initially determined by Landlord, and documentation in support of such charges shall be submitted to Tenant in reasonably sufficient detail to enable Tenant to review Landlord's determination and calculation of such incremental costs. Any dispute between the parties shall be resolved by Arbitration.

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          (d)  ZD. Tenant agrees to enter into arrangements with ZD, on terms
               --
and conditions acceptable to both parties, allocating to ZD the right to use up to 500 kw of power from the Facility Phase One Generator, and 100 tons of chilled water from the Phase One Chiller. Subject to the foregoing, the amount of kilowatt power capacity made available to ZD shall be as determined by ZD. Tenant shall be solely responsible for entering into such arrangements as it deems appropriate for the reimbursement of its costs from ZD. Except as otherwise agreed by ZD, Tenant shall only charge ZD for Tenant's actual costs for emergency and auxiliary power and auxiliary cooling capacity and shall not require ZD to pay for such services other than on a rental or lease basis (i.e., no contribution or payment of capital).

          (e)  Other Building Tenants. Tenant agrees to cooperate with Landlord
               ----------------------
and/or other Building tenants (the "Subsequent Users") to whom Landlord grants rights to use the Phase Two capacity of the Facility, including providing interconnection to the chiller being designed and installed as part of the Facility. For so long as Tenant is providing maintenance and repair services with respect to the Facility, Landlord shall condition Subsequent Users' use of the excess capacity of the chiller on their entering into arrangements for reimbursement with Tenant for Tenant's maintenance and repair expenses associated with the chiller; provided, however, Tenant shall only charge Subsequent Users for its actual costs of maintenance and repair.

     5.   INDEMNIFICATION. Tenant agrees that the obligation to provide ZD with
          ---------------
an allocation of electrical power capacity from the Tenant Auxiliary and Emergency Power Facility is an obligation that Landlord has to ZD under a separate lease entered into by Landlord and ZD (the "ZD Lease"). Tenant understands that the terms of this First Amendment allocate to Tenant the responsibility for performing an obligation that Landlord is otherwise obligated to perform under the ZD Lease. So long as ZD does not demand more of Tenant with respect to the use of the Tenant Auxiliary and Emergency Power Facility than is provided in this First Amendment as allocable to ZD, Tenant agrees that any breach or default by Tenant under the terms of Paragraph 4(c) of this First Amendment shall be an occurrence subject to the indemnification provision of
Section 10.1 of the Lease, including

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(notwithstanding anything to the contrary in the Lease), for any actual damages incurred by Landlord as a result thereof.

     6.   Ownership and Removal of Tenant Auxiliary and Emergency Power
          -------------------------------------------------------------
Facility Upon Expiration of Term. Notwithstanding anything to the contrary in
--------------------------------
the Lease, Tenant shall be responsible for any and all maintenance, repair and replacement of the Tenant Auxiliary and Emergency Power Facility, at its sole cost and expense. Upon expiration of the Term of the Lease, the Facility shall revert to Landlord at no cost.

     7.   Placement Charge. The placement and use charge provided in Section
          ----------------
6.3(c) of the Lease is expressly made applicable to the Facility.

     8.   Arbitration. In the event that any controversy or dispute shall arise
          -----------
under Paragraph 4 hereof, the parties shall first try in good faith to settle the dispute by mediation administered by the Judicial Arbitration & Mediation Service, 2 Embarcadero Center, San Francisco, California ("JAMS"). Thereafter any remaining unresolved controversy or claim arising out of or relating to such matter shall be settled by binding arbitration administered by the JAMS or, if JAMS no longer exists, to any similar organization mutually acceptable to the parties, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Unless otherwise agreed to by the parties, the matter shall be submitted to one (1) arbitrator and shall be heard in San Francisco, California. The parties shall have three (3) business days after the matter is submitted to arbitration to agree upon the neutral arbitrator from the available panel. If the parties are unable to agree within that three (3) days period, any party may request the appropriate official at JAMS to appoint the arbitrator from its panel and that appointment shall be binding upon the parties to the arbitration. The arbitrator chosen by the parties or appointed by JAMS shall be a retired Federal District Court, California Superior Court, or federal or state appellate court judge with at least ten (10) years experience on the bench. The arbitrators shall resolve the controversy in accordance with applicable law and the terms and conditions of this Lease. The arbitrators shall allow the parties reasonable opportunities for pre-hearing document exchange and other pre-hearing discovery of evidence as determined by the arbitrator in his or her discretion. The costs of the arbitration shall be shared equally between the parties

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provided, however, that such costs along with all other costs and expenses, including attorneys' fees, shall be subject to award in full or in part by the arbitrators in the arbitrators' discretion to the prevailing party.

     9.   LANDLORD RIGHT TO TAKE OVER MAINTENANCE. If, at any time, Landlord, in
          ---------------------------------------
its reasonable discretion, is not satisfied with the level of performance, or quality of maintenance and repair of or to the Facility being provided by Tenant under this First Amendment, or if Tenant fails to provide interconnection to the Facility to Subsequent Users to utilize the Phase Two capacity being designed into the Facility as provided in this First Amendment, Landlord may notify Tenant in writing of its objection to such services. Tenant shall have ten (10) days to commence to cure any identified deficiencies. If after ten (10) days Landlord finds, in its reasonable discretion, that the deficiencies have not been cured, it shall notify Tenant in writing of the failure to cure and of the specific deficiencies that have not been cured. Tenant shall have an additional five (5) days to effect a cure. If after such five (5) day period, Landlord finds, in its reasonable discretion, that the maintenance and repair of the Facility is still not satisfactory, or that Tenant has still not provided interconnection to the Facility as hereinabove provided, Landlord may take over the maintenance and repair responsibilities of the Facility (hereinafter the "Changeover"). In such case, Landlord shall so notify Tenant in writing at least ten (10) days prior to the date of Changeover. Tenant shall thereupon transfer to Landlord (or Landlord's designee) all books, records, plans and specifications with respect to the Facility and shall otherwise cooperate with the Landlord in arranging the Changeover. If Landlord elects to cause the Changeover, provide its own maintenance and repair services, rent payable under the Lease shall be adjusted to reflect the costs of providing the service of the Facility (including appropriate management fees) for Tenant's use. Such charges may be assessed against Tenant separately or may be included as an additional item of Operating Expenses.

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     10.  FULL FORCE AND EFFECT. Except as amended hereby, the Lease remains
          ---------------------
unamended, and as amended hereby the Lease is in full force and effect.


          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                             "LANDLORD"

                             ZORO, LLC,
                             A California limited liability company

                             By:  /s/ [SIGNATURE ILLEGIBLE]^^
                                -------------------------------------

                             Its: Managing Member
                                 ------------------------------------


                             "TENANT"

                             FOCAL COMMUNICATIONS CORPORATION,
                             a Delaware corporation,


                             By: /s/ [SIGNATURE ILLEGIBLE]^^
                                -------------------------------------

                             Its:  Executive Vice President
                                 ------------------------------------

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                         [PLAN OF LOADING DOCK LEVEL]



                                  EXHIBIT "A"
                                  SHEET #1
                                  (LOADING DOCK LEVEL)

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                                  EXHIBIT "A"
                                  SHEET #2
                                  (ROOF LEVEL)

                           [ROOF PLAN APPEARS HERE]